UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2017

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2017, Corporate Capital Trust II (the “Company”) entered into the Third Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “A&R Expense Support Agreement”), with CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC (collectively, the “Advisors”). The A&R Expense Support Agreement replaced the Second Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated as of June 29, 2017, (the “Expense Support Agreement”). The A&R Expense Support Agreement extends the Expense Support Payment Period (as defined in the A&R Expense Support Agreement) from September 30, 2017 to December 31, 2017. The A&R Expense Support Agreement is otherwise substantially similar to the Expense Support Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Expense Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Third Amended and Restated Expense Support Agreement by and among Corporate Capital Trust II, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017		CORPORATE CAPITAL TRUST II a Delaware statutory trust

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer and Chief Operator Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Third Amended and Restated Expense Support Agreement by and among Corporate Capital Trust II, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC.